UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	THMO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2022, the Compensation Committee of the Board of Directors of ThermoGenesis Holdings, Inc. (the “Company”) determined that, effective retroactively to January 10, 2022, the annual base salaries of Chris Xu, Chief Executive Officer, shall be $520,000; Haihong Zhu, Chief Operating Officer, shall be $460,000; and Jeffery Cauble, Chief Financial Officer, shall be $264,077.

Also on March 18, 2022, the Company’s Compensation Committee awarded Chris Xu, Chief Executive Officer, a bonus of $180,000; Haihong Zhu, Chief Operating Officer, a bonus of $96,000; and Jeffery Cauble, Chief Financial Officer a bonus of $60,941. The bonuses were paid under the fiscal 2021 short-term incentive plan of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: March 23, 2022	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer